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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

We consent to the use in this Registration Statement of Huntsman Corporation on Form S-1 of (a) our report on the consolidated financial statements of Huntsman Holdings, LLC and subsidiaries at December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 dated November 23, 2004 which report expresses an unqualified opinion and includes explanatory paragraphs regarding (i) the change in method of computing depreciation expense in 2003 and (ii) the adoption of SFAS Nos. 141 and 142 in 2002 and SFAS No. 133 in 2001 and (b) our report on Huntsman Corporation as of October 31, 2004 dated November 23, 2004, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

Our audit of the consolidated financial statements of Huntsman Holdings, LLC and subsidiaries referred to in our aforementioned report also includes the financial statement schedule of Huntsman Holdings, LLC and subsidiaries listed in Item 16 (b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
November 23, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE